UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2026

NETCAPITAL INC.

(Exact name of registrant as specified in charter)

Utah	001-41443	87-0409951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 925-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NCPL	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Common Stock	NCPLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 6, 2026, Netcapital Inc. (the “Company”) entered into three separate amendments (each, an “Amendment” and, collectively, the “Amendments”) with Vanquish Funding Group Inc. (the “Holder”), amending each of the following convertible notes previously issued by the Company to the Holder pursuant to separate securities purchase agreements between the Company and the Holder: (i) the convertible promissory note in the original principal amount of $51,750 issued on April 24, 2026 (the “April Convertible Note”); (ii) the convertible bridge note in the original principal amount of $92,800 issued on April 24, 2026 (the “April Convertible Bridge Note”); and (iii) the convertible promissory note in the original principal amount of $182,120 issued on June 4, 2026 (the “June Convertible Note” and, together with the April Convertible Note and the April Convertible Bridge Note, the “Notes”). Each Note is convertible into shares of the Company’s common stock only following the occurrence of an event of default under such Note.

Each Amendment amends and restates the conversion provisions of the applicable Note to provide, among other things, that: (i) unless and until the Company obtains stockholder approval in accordance with the applicable rules and regulations of The Nasdaq Stock Market LLC, the Company shall not issue shares of common stock under such Note that, when aggregated with all other securities required to be aggregated for purposes of Nasdaq Listing Rule 5635(d), would exceed 19.99% of the shares of common stock outstanding as of the date of the definitive agreement with respect to the first of such aggregated transactions; (ii) the conversion price for any conversions during the initial six months of the term of such Note may not be less than $0.10 per share; and (iii) the Holder may not convert any portion of such Note to the extent that, after giving effect to such conversion, the Holder, together with its affiliates, would beneficially own in excess of 4.99% of the outstanding shares of the Company’s common stock, which limitation may not be waived by the Holder. Following the occurrence of an event of default, each Note, as amended, is convertible at a conversion price equal to 65% of the lowest trading price of the Company’s common stock during the twenty trading day period ending on the latest complete trading day prior to the applicable conversion date, subject to the floor price and the limitations described above.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendments, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 7, 2026, the Company received a letter (the “Letter”) from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, although the Company has not regained compliance with the minimum $1.00 per share closing bid price requirement for continued listing on The Nasdaq Capital Market set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), the Staff has determined that the Company is eligible for an additional 180 calendar day compliance period, or until February 1, 2027, to regain compliance with the Minimum Bid Price Requirement, in accordance with Nasdaq Listing Rule 5810(c)(3)(A).

As previously disclosed, on February 4, 2026, the Company received a letter from the Staff notifying the Company that, based upon the closing bid price of the Company’s common stock for the previous 30 consecutive business days, the Company no longer satisfied the Minimum Bid Price Requirement, and the Company was provided an initial compliance period of 180 calendar days, or until August 3, 2026, to regain compliance. The Company did not regain compliance with the Minimum Bid Price Requirement during the initial compliance period.

The Staff’s determination to grant the additional 180-day compliance period was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market, with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

If at any time during the additional compliance period the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of ten consecutive business days, the Staff will provide the Company with written confirmation of compliance and the matter will be closed. The Staff may, however, in its discretion, require the Company to maintain a closing bid price of at least $1.00 per share for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance. If the Company chooses to implement a reverse stock split, it must complete the split no later than ten business days prior to February 1, 2027 in order to timely regain compliance.

If the Company does not regain compliance with the Minimum Bid Price Requirement by February 1, 2027, the Staff will provide written notification to the Company that its securities will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Hearings Panel (the “Panel”). If the Company appeals, it will be asked to provide the Panel with a plan to regain compliance, and a timely request for a hearing would not stay the suspension of the Company’s securities from trading. The second compliance period relates exclusively to the bid price deficiency, and the Company may be delisted during the second compliance period for failure to maintain compliance with any other listing requirement for which it is currently on notice or which occurs during such period.

The Letter has no immediate effect on the listing or trading of the Company’s common stock, which will continue to trade on The Nasdaq Capital Market under the symbol “NCPL,” subject to the Company’s compliance with the other applicable continued listing requirements. An indicator will continue to be broadcast over Nasdaq’s market data dissemination network noting the Company’s non-compliance, and the Company will continue to be included on the list of non-compliant Nasdaq companies posted on the Nasdaq Listing Center. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement during the additional compliance period, or that the Company will otherwise maintain compliance with the other Nasdaq continued listing requirements.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 to the extent required. Any shares of common stock issuable upon conversion of the Notes, as amended, have been and will be offered and sold in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder, in transactions not involving a public offering and without general solicitation. Such securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01 Regulation FD Disclosure.

On August 10, 2026, the Company issued a press release announcing its receipt of the Letter. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information contained in this Item 7.01, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the Company’s intention and ability to regain compliance with the Minimum Bid Price Requirement; the potential implementation, timing, approval, and effectiveness of a reverse stock split; and the Company’s ability to maintain compliance with other applicable Nasdaq continued listing requirements. These forward-looking statements are based on the Company’s current expectations, estimates, and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, among others, market conditions and volatility in the trading price of the Company’s common stock; the Company’s ability to obtain any required corporate or stockholder approvals; the timing and outcome of Nasdaq determinations; the terms, potential conversion, and dilutive effect of the Company’s outstanding convertible notes, as amended; and the other risks described in the Company’s filings with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Bridge Note, dated August 6, 2026, by and between Netcapital Inc. and Vanquish Funding Group Inc. (amending the Convertible Bridge Note dated April 24, 2026)
10.2	Amendment No. 1 to Promissory Note, dated August 6, 2026, by and between Netcapital Inc. and Vanquish Funding Group Inc. (amending the Convertible Promissory Note dated April 24, 2026)
10.3	Amendment No. 1 to Promissory Note, dated August 6, 2026, by and between Netcapital Inc. and Vanquish Funding Group Inc. (amending the Convertible Promissory Note dated June 4, 2026)
99.1	Press release issued by Netcapital Inc., dated August 10, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Netcapital Inc. (Registrant)

	By:	/s/ Todd Violette
	Name:	Todd Violette
	Title:	Chief Executive Officer
Dated August 10, 2026